Exhibit 4
INCORPORATED UNDER THE LAWS OF THE UNITED STATES OF AMERICA

No.
Northfield Bancorp, Inc.

Shares

FULLY PAID AND NON-ASSESSABLE PAR VALUE $0.01 EACH	CUSIP:

THE SHARES REPRESENTED BY THIS
CERTIFICATE ARE SUBJECT TO
RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that	is the owner of
SHARES OF COMMON STOCK
Northfield Bancorp, Inc.
a federal corporation
     The shares evidenced by this certificate are transferable only on the books of Northfield Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.
     IN WITNESS WHEREOF, Northfield Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

By		[SEAL]	By
	MADELINE G. FRANK			JOHN W. ALEXANDER
	CORPORATE SECRETARY			CHAIRMAN, PRESIDENT
AND CHIEF EXECUTIVE OFFICER

     The Board of Directors of Northfield Bancorp, Inc. (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.
     The shares represented by this Certificate may not be cumulatively voted on any matter.
     The Charter provides that, for a period of five years from the date of the Charter, special meetings of stockholders relating to changes in control of the Company or amendments to the Charter shall be called only upon direction of the board of directors.
     The Charter requires that, with limited exceptions, no amendment, addition, alteration, change, or repeal of the Charter shall be made, unless such is first approved by at least two-thirds of the members of the board of directors of the Company, approved by at least two-thirds of the votes of stockholders eligible to be cast at a legal meeting, and approved or preapproved by the Office of Thrift Supervision.
     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- Custodian
			(Cust)	(Minor)
TEN ENT	- as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	- as joint tenants with right
of survivorship and not as

	tenants in common		(State)
Additional abbreviations may also be used though not in the above list
For value received,                                                              hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)
                                                                                                                                               Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                       Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.
Dated,

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.